CONSENT OF KPMG PEAT MARWICK LLP



  The Board of Directors
  First Charter Corporation:

  We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Charter Corporation of our report on the consolidated financial statements included in the 1996 Annual Report to Shareholders which is incorporated by reference in the 1996 Form 10-K of First Charter Corporation.


                                        /S/ KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP


  Charlotte, North Carolina
  December 31, 1997